UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 16, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQStock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Guaranty Agreement discussed in Item 2.03 below is incorporated by reference into this Item 1.01 in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on May 7, 2024 (the “May 7, 2024 Form 8-K”), on May 1, 2024, Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”), which is wholly-owned by Golden Matrix Group Beograd-Novi Beograd (“Golden Matrix Serbia”), which is wholly-owned by the Company, entered into a Facility Agreement dated as of April 30, 2024 (the “Facility Agreement”) with Unicredit Bank Serbia JSC Belgrade (“Unicredit Bank”).

Pursuant to the Facility Agreement, and subject to the terms thereof, UniCredit Bank agreed to loan Meridian Serbia up to 2,350,000,000 Serbian dinars (approximately $21,600,000), pursuant to the terms of the Facility Agreement (the “Loan”).

Effective on May 16, 2024, Unicredit Bank made the Loan to Meridian Serbia.

A total of $11 million of the proceeds from the Loan will be paid to Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), pursuant to the terms of that certain Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 (as amended from time to time, the “Purchase Agreement”) between the Company and the Sellers.

The Loan is secured by a mortgage on substantially all of Meridian Serbian’s real estate; a pledge by Golden Matrix Serbia of all of the outstanding capital stock of Meridian Serbia; a pledge by the Company of all of its ownership in Golden Matrix Serbia; and an assignment of Meridian Serbia’s insurance policies.

On May 16, 2024, the Company entered into a Guaranty Agreement in favor of Unicredit Bank to guaranty in full the repayment of the Loan.

The Loan bears interest at the one-month BELIBOR rate, plus 3.15% per annum (currently approximately 8.75%), payable monthly in arrears.

The Loan is repayable in installments, beginning six months after May 1, 2024, and payable in full by the maturity date, May 1, 2027.

The material terms of the Facility Agreement are described in greater detail in the May 7, 2024 Form 8-K.

The foregoing description of the Facility Agreement and Guaranty Agreement is not complete and is subject to, and qualified in its entirety by reference to the Facility Agreement and Guaranty Agreement incorporated by reference herein as Exhibit 10.1 and filed herein as Exhibit 10.2, respectively, which are incorporated into this Item 1.01 by reference in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1

Facility Agreement dated April 30, 2024, by and between Unicredit Bank Serbia JSC Belgrade and Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 7, 2024, and incorporated by reference herein)

10.2*	Guaranty Agreement dated May 16, 2024, by Golden Matrix Group, Inc. in favor of Unicredit Bank Serbia JSC Belgrade
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: May 20, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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